Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact
	Lyne Andrich	303.312.3458
	Eric Curry	303.383.1219

COBIZ INC. Reports 16% Increase in Net Income YTD over 2004

Growth once again led by Arizona Business Bank with 57% annualized quarterly loan growth

DENVER — October 20, 2005 — COBIZ INC. (Nasdaq: COBZ), a $1.87 billion financial services company, today reported a 16% increase in year-to-date net income over 2004, ending the third quarter of 2005 at $14.3 million, up from $12.3 million for the same period last year. Diluted earnings per share for the nine months ended September 30, 2005 were $0.62, a 13% improvement over the $0.55 reported for the first nine months of 2004. Diluted earnings per share for the third quarter of 2005 were $0.22, an increase of $.03 from the second quarter of 2005. Once again, the Company’s growth was led by Arizona Business Bank.

Diluted earnings per share of $0.22 for the third quarter of 2005 were up marginally, from $0.21 reported for the third quarter of 2004. However, the banks contributed $0.27 per diluted share for the third quarter of this year, a 29% increase over the same quarter of 2004. Colorado Business Bank provided $0.20 of our quarter-to-date results, and Arizona Business Bank is now contributing at a very meaningful level, reporting $0.07 per diluted share, an increase of 250% over the third quarter of 2004. For the third quarter of 2005, the fee-based companies reported a nominal loss of $156,000 or $0.05 per share less than the same quarter of 2004. The 2004 results were positively impacted by an exceptional quarter from GMB, our Investment Banking firm. However, we do expect the fee-based business lines to have a strong fourth quarter and to be positive contributors for the full year.

“Finishing the third quarter of 2005, I’m delighted with the results of our banking franchise and I’m encouraged with the growing pipeline of business in our fee-based companies,” said Steven Bangert, chairman and CEO, COBIZ INC.

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Bangert’s optimism comes from the strength of the Arizona economy and the apparent recovery of Colorado’s economy. The Phoenix-Mesa market was recently named the number one “hot city” for entrepreneurs according to Entrepreneur magazine. Bangert says, “That’s ideal for a company like ours that caters to those entrepreneurs. According to the Arizona Blue Chip Economic Forecast, the Arizona economy appears to be on pace for the largest gains in employment and personal income since the 1990s. In Colorado, we’ve also seen the unemployment rate drop and 15 of the 18 economic indicators show positive momentum for the year. This broad-based growth, including the improvement in employment numbers, should translate into accelerated business opportunities for Colorado.”

Commercial Banking

The banks — Colorado Business Bank and Arizona Business Bank — combined to increase loans at an annualized quarterly rate of 24% for the third quarter of 2005 with Arizona posting 57% and Colorado at 10%. Loan prepayments that have weighed down the banks, predominantly in Colorado, appear to be returning to normalized levels. We are encouraged to see loan growth improve in our Colorado banks. Credit quality has always been a hallmark of our company and this quarter was no exception. Net charge-offs for the year have only been $176,000, which is less than two basis points of average loans. We ended the quarter with Nonperforming Assets to Total Assets at 0.04%.

Deposits and Customer Repurchase Agreements also increased at an annualized quarterly rate of 17%. The Company has been very pleased with the organic growth of its core deposit base, particularly noninterest-bearing demand accounts. The banks have been able to maintain noninterest-bearing demand accounts as a percentage of total deposits in excess of 30% for the last couple of years. Arizona in particular has had success in attracting depository relationships due to the introduction of treasury management services in that market. When COBIZ acquired the Arizona bank in 2001, its Demand Deposit to Total Deposit ratio was approximately 11% — it is now over 43%.

The net interest margin for the third quarter of 2005 was 4.30%, an eight basis point expansion from the second quarter of 2005 and 18 basis points better than the third quarter of 2004. Contributing to the widening of the margin was a rising-rate environment, a more favorable earning-asset mix and funding composition, as well as the recognition of deferred loan fees related to loan prepayments. The higher-than-normal level of loan fees contributed three basis points to the third quarter margin.

1

We’re proud of the results from our banking division, especially in Arizona. Arizona Business Bank has kept up the momentum — in just under four years they have surpassed the milestone of $500 million in assets. Our ongoing growth in Arizona will come from the active recruitment of seasoned bankers and the increased capacity created by opening the three new Arizona banks within the last year.

Fee-Based Business Lines

For the quarter, the Company’s fee-based business lines combined for a small loss of $156,000. However, for the first nine months of 2005, they have contributed $472,000 as a group. The Company’s insurance segment, as well as the investment banking segment, are expected to show increased revenues in the fourth quarter. Activity for both segments tends to increase in the fourth quarter as clients aim to close transactions before year-end.

Investment Banking

For the first nine months of the year, Green Manning & Bunch (GMB) generated revenues of $2.7 million, compared to $3.9 million for the first nine months of 2004. The Company anticipates the firm will have positive results for the full year but will not replicate the record year they had in 2004 — GMB closed on $2.8 million in revenues for the third quarter of 2004, followed by $5.3 million in the fourth quarter. The Company is forecasting a profitable fourth quarter in 2005. We also expect to enter 2006 with a strong pipeline of business projected to close during the first half of the year.

“A few weeks ago we announced GMB co-founders Jack Green and Jim Bunch were handing over the reins of the daily management to Warren Henson, Jr. and Scott Maierhofer. I’m excited to watch GMB continue to be a regional leader in middle-market investment banking. I’m even more delighted that Jack and Jim will stay with the firm in active roles, focusing on representing clients in transactions as well as developing new business for the company,” said Bangert.

2

Insurance

The Company’s insurance segment is composed of Financial Designs Ltd. (FDL) and CoBiz Insurance. For the first nine months of the year, the segment generated revenues of $7.7 million, a 20% increase over the same period in 2004. The Company is focused on building out the recurring revenue divisions of the Insurance segment, mainly the employee benefits and property & casualty groups. The employee benefits division has grown 33% in 2005 compared to 2004. The property & casualty division has reported a 24% gain in revenues during this same period.

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the Company’s investment advisory and trust segment. The companies combined to end the first nine months of 2005 with $542.5 million in discretionary assets under management. This represents an increase of 15% year-over-year. For the year, the segment generated revenues of $2.9 million, compared to $2.7 million for the same period during 2004.

Currently, ACMG is focused on the task of improving their back-office efficiencies with new computer systems and processes. This undertaking is an important effort to tighten controls, improve our services for our customers and reinvest in the business. ACMG expects to emerge from this conversion, from both a client service and compliance standpoint, with a stronger and more adaptable infrastructure to meet the compliance and operational demands of future growth.

Conclusion

“I am pleased with our year-to-date results. The expansion of our banking franchise demonstrates the continued success and transportability of our business banking model. I look forward to our fourth quarter results, especially with the loan and deposit figures we’re seeing in Arizona, complemented by an increased contribution from our fee-based companies,” said Bangert.

4

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, October 21, 2005 at 11 a.m. Eastern Standard Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62236&eventID=1138490 or by telephone at 1.800.322.0079 (1.973.935.2100 for international callers).

COBIZ INC. (www.cobizinc.com) is a $1.87 billion financial holding company headquartered in Denver. The Company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

This release contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

5

CoBiz Inc

September 30, 2005

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	SEP 2005	SEP 2004	SEP 2005	SEP 2004
INCOME STATEMENT DATA
Interest Income	$27,011	$19,915	$74,703	$55,334
Interest Expense	8,712	4,572	22,451	12,055
NET INTEREST INCOME BEFORE PROVISION	18,299	15,343	52,252	43,279
Provision for loan and lease losses	847	1,130	1,942	2,440
NET INTEREST INCOME AFTER PROVISION LOAN AND LEASE LOSSES	17,452	14,213	50,310	40,839
Noninterest Income	5,430	7,209	17,464	17,329
Noninterest Expense	15,243	13,959	45,556	38,708
INCOME BEFORE INCOME TAXES	7,639	7,463	22,218	19,460
Provision for income taxes	2,595	2,657	7,942	7,147
NET INCOME	$5,044	$4,806	$14,276	$12,313

EARNINGS PER COMMON SHARE
BASIC	$0.23	$0.22	$0.64	$0.57
DILUTED	$0.22	$0.21	$0.62	$0.55
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	22,217	21,843	22,135	21,670
DILUTED	23,095	22,708	23,081	22,584

COMMON SHARES OUTSTANDING AT PERIOD END			22,224	21,858
BOOK VALUE PER SHARE - COMMON			$5.97	$5.37
TANGIBLE BOOK VALUE PER SHARE - COMMON			$4.09	$3.56

PERIOD END BALANCES
Total Assets			1,864,518	1,650,374
Loans & Leases (Net)			1,254,051	1,079,714
Goodwill and Intangible Assets			41,628	39,575
Deposits			1,312,458	1,111,848
Junior Subordinated Debentures			72,166	71,644
Common Shareholder’s Equity			132,632	117,387
Tangible Shareholder’s Equity			91,004	77,812
Interest-Earning Assets			1,720,392	1,535,646
Interest-Bearing Liabilities			1,284,219	1,161,901

BALANCE SHEET AVERAGES
Average Assets			1,787,243	1,508,481
Average Loans & Leases (Net)			1,163,400	991,652
Average Deposits			1,220,945	1,003,858
Average Junior Subordinated Debentures			69,346	55,953
Average Common Shareholder’s Equity			128,255	108,588
Average Interest-Earning Assets			1,652,586	1,399,879
Average Interest-Bearing Liabilities			1,252,024	1,069,391

	Quarter Ended		Year ended
	SEP 2005	SEP 2004	SEP 2005	SEP 2004
NON-PERFORMING ASSETS
Non-Performing loans & leases
Loans & Leases 90 days or more past due & still accruing interest			$225	$—
Nonaccrual loans & leases			480	1,363
Total Non-Performing loans & leases			$705	$1,363
Repossessed Assets			6	40
Total Non-Performing assets			$711	$1,403

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning balance			14,674	12,403
Provision for loan & lease losses			1,942	2,440
Loans & leases (Charged-off) / Recovered			(176)	(503)
Ending balance			$16,440	$14,340

PROFITABILITY MEASURES
Net Interest Margin	4.30%	4.12%	4.25%	4.16%
Efficiency Ratio	64.18%	62.13%	65.15%	64.26%
Return on Average Assets	1.08%	1.19%	1.07%	1.09%
Return on Average Common Shareholder’s Equity	14.90%	17.00%	14.88%	15.15%
Noninterest Income as a Percentage of Operating Revenues	22.88%	31.97%	25.05%	28.59%

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.04%	0.09%
Nonperforming Loans & Leases to Total Loans & Leases			0.06%	0.12%
Allowance for Loan & Lease Losses to Total Loans & Leases			1.29%	1.31%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases			2331.91%	1052.09%

CoBiz Inc.

September 30, 2005

(unaudited)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended September 30, 2005	$13,333	$5,923	$4	$3	$—	$(964)	$18,299
Quarter ended June 30, 2005	13,309	4,961	4	4	1	(1,121)	17,158
Annualized quarterly growth	.3%	78.1%	.0%	(99.2)%	(100.0)%	55.6%	26.4%

Quarter ended September 30, 2004	$12,637	$3,514	$3	$1	$1	$(813)	$15,343
Annual growth	5.5%	68.6%	33.3%	200.0%	(100.0)%	(18.6)%	19.3%

Noninterest income
Quarter ended September 30, 2005	$1,043	$293	$727	$978	$2,389	$—	$5,430
Quarter ended June 30, 2005	1,163	336	391	966	2,483	$2	5,341
Annualized quarterly growth	(41.1)%	(51.5)%	340.9%	4.9%	(15.0)%	.0%	6.7%

Quarter ended September 30, 2004	$1,188	$353	$2,805	$922	$1,936	$5	$7,209
Annual growth	(12.2)%	(17.0)%	(74.1)%	6.1%	23.4%	(100.0)%	(24.7)%

Net income
Quarter ended September 30, 2005	$4,625	$1,513	$(123)	$30	$(63)	$(938)	$5,044
Quarter ended June 30, 2005	4,545	1,036	(158)	26	24	(1,068)	4,405
Annualized quarterly growth	7.5%	183.7%	87.9%	61.0%	(1,438.2)%	43.6%	57.4%

Quarter ended September 30, 2004	$4,401	$529	$848	$64	$(84)	$(952)	$4,806
Annual growth	5.1%	186.0%	(114.5)%	(53.1)%	25.0%	1.5%	5.0%

Earnings Per Share (Diluted)
Quarter ended September 30, 2005	0.20	0.07	(0.01)	—	—	(0.04)	$0.22
Quarter ended June 30, 2005	0.20	0.05	(0.01)	—	—	(0.05)	0.19
Annualized quarterly growth	.0%	158.7%	.0%	.0%	.0%	43.2%	58.0%

Quarter ended September 30, 2004	0.19	0.02	0.04	—	—	(0.04)	$0.21
Annual growth	5.8%	229.1%	(125.0)%	.0%	.0%	(4.2)%	2.5%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At September 30, 2005	$854,627	$415,791	$—	$—	$—	$73	$1,270,491
At June 30, 2005	833,299	363,336	—	—	—	119	1,196,754
Annualized quarterly growth	10.1%	57.4%	.0%	.0%	.0%	(155.4)%	24.4%

At September 30, 2004	$820,061	$273,515	$—	$—	$—	$478	$1,094,054
Annual growth	4.2%	52.0%	.0%	.0%	.0%	(84.7)%	16.1%

Total deposits and customer repurchase agreements
At September 30, 2005	$1,166,010	$290,445	$—	$880	$—	$—	$1,457,335
At June 30, 2005	$1,126,584	$271,673	$—	$581	$—	$—	$1,398,838
Annualized quarterly growth	13.9%	27.4%	.0%	185.3%	.0%	.0%	16.6%

At September 30, 2004	$1,036,073	$221,121	$—	$607	$—	$—	$1,257,801
Annual growth	12.5%	31.4%	.0%	45.0%	.0%	.0%	15.9%

CoBiz Inc.

September 30, 2005

(unaudited)

(Dollars in thousands)

	For the Quarter ended September 30, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$19,757	$7,216	$4	$3	$—	$31	$27,011
Total interest expense	6,424	1,293	—	—	—	995	8,712
Net interest income	13,333	5,923	4	3	—	(964)	18,299
Provision for loan and lease losses	463	434	—	—	—	(50)	847
Net interest income after provision for loan and lease losses	12,870	5,489	4	3	—	(914)	17,452
Noninterest income	1,043	293	727	978	2,389	—	5,430
Noninterest expense and minority interest	3,040	2,197	877	867	2,384	5,878	15,243
Income before income taxes	10,873	3,585	(146)	114	5	(6,792)	7,639
Provision for income taxes	3,815	1,341	(55)	46	7	(2,559)	2,595
Net income before management fees and overhead allocations	$7,058	$2,244	$(91)	$68	$(2)	$(4,233)	$5,044
Management fees and overhead allocations, net of tax	2,433	731	32	38	61	(3,295)	—
Net income	$4,625	$1,513	$(123)	$30	$(63)	$(938)	$5,044

	For the Quarter ended June 30, 2005
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$18,502	$6,075	$4	$4	$1	$36	$24,622
Total interest expense	5,193	1,114	—	—	—	1,157	7,464
Net interest income	13,309	4,961	4	4	1	(1,121)	17,158
Provision for loan and lease losses	350	340	—	—	—	(30)	660
Net interest income after provision for loan and lease losses	12,959	4,621	4	4	1	(1,091)	16,498
Noninterest income	1,163	336	391	966	2,483	2	5,341
Noninterest expense and minority interest	3,298	2,251	598	865	2,335	5,551	14,898
Income before income taxes	10,824	2,706	(203)	105	149	(6,640)	6,941
Provision for income taxes	4,033	1,000	(76)	43	65	(2,529)	2,536
Net income before management fees and overhead allocations	$6,791	$1,706	$(127)	$62	$84	$(4,111)	$4,405
Management fees and overhead allocations, net of tax	2,246	670	31	36	60	(3,043)	—
Net income	$4,545	$1,036	$(158)	$26	$24	$(1,068)	$4,405

	For the Quarter ended September 30, 2004
	Colorado	Arizona	Investment	Investment		Corporate
	Business	Business	Banking	Advisory		Support and
	Bank	Bank	Services	and Trust	Insurance	Other	Consolidated
Income Statement
Total interest income	$15,611	$4,267	$3	$3	$1	$30	19,915
Total interest expense	2,974	753	—	2	—	843	4,572
Net interest income	12,637	3,514	3	1	1	(813)	15,343
Provision for loan and lease losses	730	400	—	—	—	—	1,130
Net interest income after provision for loan and lease losses	11,907	3,114	3	1	1	(813)	14,213
Noninterest income	1,188	353	2,805	922	1,936	5	7,209
Noninterest expense and minority interest	3,636	2,001	1,387	775	1,977	4,183	13,959
Income before income taxes	9,459	1,466	1,421	148	(40)	(4,991)	7,463
Provision for income taxes	3,459	524	540	59	(10)	(1,915)	2,657
Net income before management fees and overhead allocations	$6,000	$942	$881	$89	$(30)	$(3,076)	$4,806
Management fees and overhead allocations, net of tax	1,599	413	33	25	54	(2,124)	—
Net income	$4,401	$529	$848	$64	$(84)	$(952)	$4,806

CoBiz Inc

September 30, 2005

(unaudited)

(Dollars in thousands)

	Three months ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST INCOME
Deposit service charges	$678	$688	$(10)	(1)%	$2,150	$2,141	$9	0%
Other loan fees	196	222	(26)	(12)%	542	540	2	0%
Trust and advisory income	978	922	56	6%	2,945	2,716	229	8%
Insurance revenue	2,389	1,936	453	23%	7,712	6,453	1,259	20%
Investment banking revenue	727	2,805	(2,078)	(74)%	2,694	3,902	(1,208)	(31)%
Other income	462	552	(90)	(16)%	1,421	1,190	231	19%
Gain on sale of other assets and securities	0	84	(84)	(100)%	0	387	(387)	(100)%
Total noninterest income	$5,430	$7,209	$(1,779)	(25)%	$17,464	$17,329	$135	1%

	Three months ended September 30,				Nine Months ended September 30,
			Increase/(decrease)				Increase/(decrease)
	2005	2004	Amount	%	2005	2004	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$9,795	$9,055	$740	8%	$29,141	$24,810	$4,331	17%
Occupancy expenses, premises and equipment	2,814	2,325	489	21%	8,181	6,828	1,353	20%
Amortization of intangibles	137	133	4	3%	415	395	20	5%
Other operating expenses	2,484	2,446	38	2%	7,680	6,675	1,005	15%
Loss on sale of other assets and securities	13	0	13	100%	139	0	139	100%
Total noninterest expenses	$15,243	$13,959	$1,284	9%	$45,556	$38,708	$6,848	18%

	September 30, 2005		December 31, 2004		September 30, 2004
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
LOANS AND LEASES
Commercial	$412,121	32.9%	$386,954	35.2%	$386,444	35.8%
Real Estate - mortgage	647,614	51.6%	527,266	47.9%	516,528	47.8%
Real Estate - construction	135,585	10.8%	121,138	11.0%	115,254	10.7%
Consumer	63,108	5.0%	65,792	6.0%	63,450	5.9%
Leases	12,063	1.0%	13,157	1.2%	12,378	1.1%
Loans and leases	1,270,491	101.3%	1,114,307	101.3%	1,094,054	101.3%
Less allowance for loan and lease losses	(16,440)	(1.3)%	(14,674)	(1.3)%	(14,340)	(1.3)%
Net loan and leases	$1,254,051	100.0%	$1,099,633	100.0%	$1,079,714	100.0%
	September 30, 2005		December 31, 2004		September 30, 2004
	Amount	% of Portfolio	Amount	% of Portfolio	Amount	% of Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$470,358	32.3%	$463,013	35.5%	$427,021	33.9%
Savings	9,632	0.7%	10,684	0.8%	9,926	0.8%
Certificates of deposits under $100,000	87,114	6.0%	76,544	5.9%	68,839	5.5%
Certificates of deposits $100,000 and over	311,567	21.4%	240,795	18.5%	244,070	19.4%
Total interest-earning deposits	878,671	60.3%	791,036	60.7%	749,856	59.6%
Noninterest-bearing demand deposits	433,787	29.8%	355,974	27.3%	361,991	28.8%
Customer repurchase agreements	144,877	9.9%	156,093	12.0%	145,954	11.6%
Total deposits and customer repurchase agreements	$1,457,335	100.0%	$1,303,103	100.0%	$1,257,801	100.0%

CoBiz Inc

September 30, 2005

(unaudited)

(Dollars in thousands)

	For the three months ended September 30,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	2,750	48	6.83%	4,177	40	3.75%
Investment securities	479,920	4,616	3.76%	442,313	3,733	3.30%
Loans and leases	1,232,413	22,448	7.13%	1,057,848	16,236	6.01%
Allowance for loan and leases	(15,979)	0	0.00%	(13,794)	0	0.00%
Total interest earning assets	1,699,104	27,112	6.24%	1,490,544	20,009	5.25%
Noninterest-earning assets
Cash and due from banks	47,869			34,973
Other	98,255			79,075
TOTAL ASSETS	$1,845,228			$1,604,592

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	458,639	2,071	1.79%	416,472	892	0.85%
Savings Deposits	10,195	11	0.43%	9,781	10	0.41%
Certificates of Deposits
Under $100,000	85,301	639	2.97%	70,638	436	2.46%
$100,000 and over	308,218	2,412	3.10%	225,699	1,097	1.93%
Total Interest-bearing deposits	862,353	5,133	2.36%	722,590	2,435	1.34%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	268,085	1,922	2.81%	298,578	1,091	1.43%
FHLB advances	74,266	661	3.48%	43,022	165	1.50%
Junior subordinated debentures	64,994	996	6.00%	71,208	881	4.84%
Total interest-bearing liabilities	1,269,698	8,712	2.71%	1,135,398	4,572	1.59%
Noninterest-bearing demand accounts	429,100			350,405
Total deposits and interest-bearing liabilities	1,698,798			1,485,803
Other noninterest-bearing liabilities	12,089			6,349
Total liabilities and preferred securities	1,710,887			1,492,152
Shareholders’ equity	134,341			112,440
Total liabilities and shareholders’ equity	$1,845,228			$1,604,592
Net interest income		$18,400			$15,437
Net interest spread			3.53%			3.66%
Net interest margin			4.30%			4.12%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.82%			131.28%

CoBiz Inc

September 30, 2005

(unaudited)

(Dollars in thousands)

	For the nine months ended September 30,
	2005			2004
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	3,629	166	6.12%	2,722	91	4.47%
Investment securities	485,557	13,633	3.75%	405,505	10,301	3.39%
Loans and leases	1,178,780	61,226	6.94%	1,004,744	45,217	6.01%
Allowance for loan and leases	(15,380)	0		(13,092)	0
Total interest earning assets	1,652,586	75,025	6.07%	1,399,879	55,609	5.31%
Noninterest-earning assets
Cash and due from banks	40,978			35,137
Other	93,679			73,465
TOTAL ASSETS	$1,787,243			$1,508,481

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	451,824	4,837	1.43%	378,983	2,155	0.76%
Savings Deposits	10,878	30	0.37%	9,352	24	0.34%
Certificates of Deposits
Under $100,000	82,778	1,691	2.73%	78,935	1,376	2.33%
$100,000 and over	280,502	5,834	2.78%	217,224	3,146	1.93%
Total Interest-bearing deposits	825,982	12,392	2.01%	684,494	6,701	1.31%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	272,950	4,910	2.41%	262,510	2,634	1.34%
FHLB advances	83,746	1,930	3.08%	66,434	693	1.39%
Junior subordinated debentures	69,346	3,219	6.21%	55,953	2,027	4.84%
Total interest-bearing liabilities	1,252,024	22,451	2.40%	1,069,391	12,055	1.51%
Noninterest-bearing demand accounts	394,963			319,364
Total deposits and interest-bearing liabilities	1,646,987			1,388,755
Other noninterest-bearing liabilities	12,001			11,138
Total liabilities and preferred securities	1,658,988			1,399,893
Shareholders’ equity	128,255			108,588
Total liabilities and shareholders’ equity	$1,787,243			$1,508,481
Net interest income		$52,574			$43,554
Net interest spread			3.67%			3.80%
Net interest margin			4.25%			4.16%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.99%			130.90%